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                                  EXHIBIT 5.1

                      PAUL, HASTING, JANOFSKY & WALKER LLP
      A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                            555 South Flower Street
                       Los Angeles, California 90071-2371
                            Telephone (213) 683-6000
                            Facsimile (213) 627-0705

                               September 27, 1996


Coram Healthcare Corporation
Bank One Building
1125 17th Street, Suite 2100
Denver, Colorado 80202

Dear Ladies and Gentlemen:

                 We are furnishing this opinion of counsel to Coram Healthcare Corporation, a Delaware corporation (the "Company"), for filing as Exhibit 5 to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the resale of up to 184,444 shares (the "Shares") of its Common Stock, $.001 par value.

                 We have examined the Certificate of Incorporation and Bylaws, each as amended to date, of the Company, and the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary, as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us and the conformity to original documents submitted to us as certified or photostatic copies.

                 Based upon our examination as aforesaid, and in reliance upon our examination of such questions of law as we deem relevant under the circumstances, we are of the opinion that the Shares, when sold as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

                 We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law as in effect on the date hereof.

                 We hereby consent to the filing of this opinion of counsel as
Exhibit 5 to the Registration Statement and to our being named in the Registration Statement under the heading "Legal Matters".

                                        Very truly yours,



                          /s/ Paul, Hastings, Janofsky & Walker LLP